UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2025

KKR Infrastructure Conglomerate LLC
(Exact name of registrant as specified in its charter)

Delaware	000-56484	92-0477563
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Hudson Yards, New York, NY		10001
(Address of principal executive offices)		(Zip Code)
(212) 750-8300
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 20, 2025, certain indirect subsidiaries (collectively, the “Borrowers”) of KKR Infrastructure Conglomerate LLC (the “Company”) entered into an amendment (the “Amendment”) to that certain revolving credit agreement, dated as of April 3, 2024 (as amended, the “Agreement”) with Mizuho Bank, Ltd., as joint lead arranger, administrative agent, and collateral agent, KKR Capital Markets LLC, an indirect subsidiary of KKR & Co. Inc. and affiliate of the Company, as joint lead arranger, and the lenders party thereto.

Pursuant to the Amendment, the credit available to the Borrowers was increased by $150 million to an aggregate principal amount of $550 million. The Agreement continues to include an uncommitted accordion feature that allows the Borrowers to increase the commitment to up to $1.0 billion in the aggregate. The Agreement will mature on April 2, 2027, unless there is an earlier termination or an acceleration following an event of default.

Except as described above, the material terms of the Agreement remain unchanged by the Amendment.

Item 3.02.    Unregistered Sales of Equity Securities

On March 3, 2025, the Company sold the following unregistered shares (the “Investor Shares”) of the Company (with the final number of shares being determined on March 20, 2025) to investors for cash:

Class	Number of Shares Sold (1)	Aggregate Consideration (1)
Class S Shares	4,951,775	$142,143,188
Class I Shares	3,357,024	96,431,845
Class D Shares	206,596	5,929,200
Total		$244,504,233

(1)     Share and dollar amounts are rounded to the nearest whole number.

The offer and sale of the Investor Shares were exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2), including Regulation D (for sales to accredited investors) and/or Regulation S (for sales to non-U.S. investors outside of the United States) thereunder.

Since inception on June 1, 2023, through the date of this filing, the Company has sold approximately $3,659 million of shares for cash as part of its continuous private offering.

Infrastructure K-Series Platform
The Company acquires interests in infrastructure assets alongside other KKR managed vehicles organized outside of the United States that partially share similar objectives, structures and strategies with the Company (the Company and such other KKR-managed vehicles, collectively, the “Infrastructure K-Series Platform”). On March 3, 2025, the Infrastructure K-Series Platform sold interests for total cash consideration of approximately $716 million. As of the date of this filing, the Infrastructure K-Series Platform has sold interests for total cash consideration of approximately $5,616 million since inception. The amounts disclosed herein do not take into account any share repurchases by the Company or such KKR-managed vehicles or shares issued pursuant to any distribution reinvestment plan.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR INFRASTRUCTURE CONGLOMERATE LLC

/s/ Sung Bum Cho
Date: March 25, 2025	Name: Sung Bum Cho
Title: General Counsel & Secretary
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